Exhibit 23.2

Joe R. Lane (1858-1931)

Charles M. Waterman (1847-1924)

C. Dana Waterman III

Terry M. Giebelstein*

Curtis E. Beason

Robert V. P. Waterman, Jr.*

R. Scott Van Vooren*

Richard A. Davidson*

Michael P. Byrne*

Edmund H. Carroll*

Theodore F. Olt III*

Jeffrey B. Lang*

Judith L. Herrmann*

Robert B. McMonagle*

Christopher J. Curran*

Joseph C. Judge*

Jason J. O’Rourke*

Troy A. Howell*

Diane M. Reinsch*

Catherine E. E. Hult*

Mikkie R. Schiltz*

Diane E. Puthoff*

Wendy S. Meyer*

Ian J. Russell*

Benjamin J. Patterson*

Douglas R. Lindstrom, Jr.*

Rian D. Waterman*

Abbey C. Furlong*

Samuel J. Skorepa*

Kurt P. Spurgeon*

Joshua J. McIntyre*

Brett R. Marshall*

Kyle R. Day*

Andrea D. Mason*

James W. White*

Timothy B. Gulbranson

Registered Patent Attorney

April A. Price*

Of Counsel

Robert A. Van Vooren*

Thomas N. Kamp

William C. Davidson

Charles E. Miller*

James A. Mezvinsky

David A. Dettmann*

Michael L. Noyes

Jeffrey W. Paul

*  Also Admitted in Illinois

Illinois Office

3551 7th Street, Suite 110

Moline, IL 61265

220 North Main Street, Suite 600
Davenport, Iowa 52801-1987
Telephone (563) 324-3246
Fax (563) 324-1616

Writer’s Direct Dial: (563) 333-6624
E-Mail Address: rdavidson@l-wlaw.com
www.L-WLaw.com

March 2, 2016

Consent of Lane & Waterman LLP

We consent to the use of our Iowa tax opinion dated as of March 2, 2016, addressed to John Deere Capital Corporation; John Deere Receivables, Inc.; Wells Fargo Delaware Trust Company, N.A.; U.S. National Bank Association; Merrill Lynch, Pierce, Fenner and Smith Incorporated; J.P. Morgan Securities LLC; Mitsubishi UFJ Securities (USA), Inc.; HSBC Securities (USA) Inc.; and RBC Capital Markets, LLC for filing as an exhibit to the Form 8-K of John Deere Owner Trust 2016, dated as of March 2, 2016.

LANE & WATERMAN LLP

/s/ Lane & Waterman LLP